UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2015

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735 (Commission File Number)	20-8753132 (IRS Employer Identification No.)

27 Drydock Avenue, 2nd Floor
Boston, MA 02210
(Address of principal executive offices and zip code)

(617) 531-6500
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2015, the board of directors of MetaStat Inc. (the “Company”) amended the Company’s bylaws, effective immediately, as follows:

•
Section 1 of Article I of the bylaws was amended to permit the shares of the Company to be represented by certificates, or, where allowed for or required by applicable law, to be electronically issued without a certificate.

•
Section 1 of Article I of the bylaws was also amended to provide that every registered holder of one or more shares of the Company is entitled, at the option of the holder, to a share certificate, or non-transferable written certificate of acknowledgement of the right to obtain a share certificate, stating the number and the class of shares held as shown on the securities register.

•	Section 3 of Article I of the bylaws was amended to require that a certificate be submitted on transfer of securities only if the securities were previously certificated.

            A copy of the Company’s amended and restated bylaws have been filed with this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits:

No.	Description
3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.
By:	/s/ Douglas A. Hamilton
Name Douglas A. Hamilton Title: President and CEO

Dated: November 23, 2015